UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 25, 2020

 Commission File Number 0-17071
FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On September 29, 2020, First Merchants Corporation (the “Company”) announced several changes to its executive management group as part of an ongoing executive succession plan, including the upcoming retirement of the Company’s current President and Chief Executive Officer, Michael C. Rechin, effective January 1, 2021. Mr. Rechin will retire as President and Chief Executive Officer, but will retain his position on the Company’s Board of Directors. Mr. Rechin will also continue to serve in a management consulting role pursuant to a Consulting Agreement (the “Consulting Agreement”) with the Company. The term of the Consulting Agreement begins on January 1, 2021 and continues for two years. Mr. Rechin’s duties under the Consulting Agreement will be to provide part-time consulting services as an independent contractor at the request of the Company’s Chief Executive Officer or President which services may include: advice and assistance with implementing mergers and acquisitions, identifying M&A prospects, investor relations, customer relations and customer lead generation, development and relationship building, and other related and similar services. His annual compensation will be $100,000 during 2021 and $50,000 during 2022 payable in equal monthly installments. The Company will also continue to allow Mr. Rechin use of his current company vehicle, continue payment of his club dues during the term and pay healthcare insurance premiums for Mr. Rechin and his spouse until eligibility for Medicare. Mr. Rechin will also be subject to a non-competition restriction that continues during the term of the Consulting Agreement and for a period of twelve months thereafter. The foregoing description of the Consulting Agreement is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

(c) Mr. Rechin’s retirement will be coupled with several changes to the Company’s executive management group. Specifically, at a meeting of the Company’s Board of Directors (the “Board”) held on September 25, 2020, the Board made the following appointments among its existing executive officers, each to become effective as of January 1, 2021: (i) Mark K. Hardwick will assume the position of Chief Executive Officer and will become the Company’s principal executive officer; (ii) Michael J. Stewart will assume the position of President; and (iii) Michele M. Kawiecki will assume the position of Executive Vice President and Chief Financial Officer and will be the Company’s principal financial and accounting officer. Each of these appointments will be until the next annual meeting of the Board of Directors or otherwise until their successors are duly appointed and qualified.

Additional information relating to the background and business experience for each of Hardwick, Stewart and Kawiecki (each, an “Executive Officer” and collectively, the “Executive Officers”) is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 1, 2020 (the “Company’s 2020 Proxy Statement”), under the heading “Information About Our Executive Officers”, which information is incorporated herein by reference.

Other than existing compensatory arrangements, with respect to the new appointments: (i) there are no additional arrangements or understandings between an Executive Officer and any other person; (ii) no additional material plan, contract or arrangement has been entered into with an Executive Officer, and no such plan, contract or arrangement with an Executive Officer has been materially amended; and (iii) no grant of any additional award to an Executive Officer or modification of an existing award has been made. Moreover, none of the Executive Officers has a family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Also, none of the Executive Officers has a direct or indirect material interest in any transaction that would require reporting under Item 404(a) of Regulation S-K.

ITEM 8.01 OTHER EVENTS.

On September 29, 2020, the Company issued a press release announcing the changes to its executive management group described in Item 5.02 above. A copy of the press release has been filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Not applicable.

(b)     Not applicable.

(c)     Not applicable.

(d) Exhibits.

Exhibit 10.1	Consulting Agreement between Michael C. Rechin and First Merchants Corporation, effective January 1, 2021
Exhibit 99.1	Press Release of First Merchants Corporation, dated September 29, 2020
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    DATE: September 29, 2020

                        FIRST MERCHANTS CORPORATION

                        By: /s/ Mark K. Hardwick
                        Mark K. Hardwick
                        Executive Vice President,
Chief Financial Officer and Chief Operating Officer